SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 1, 2000
                                                           ------------


                            MICHAEL BAKER CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


PENNSYLVANIA                         1-6627                    25-0927646
------------                         ------                    ----------
(State or other                     (Commission             (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


AIRPORT OFFICE PARK, BUILDING 3, 420 ROUSER ROAD, CORAOPOLIS, PA     15108
----------------------------------------------------------------     -----
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (412) 269-6300
                                                           --------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        -------------------------------------

(a) On June 1, 2000, Michael Baker Corporation (the "Company") completed the sale of a wholly-owned subsidiary, Baker Support Services, Inc. ("BSSI"), to SKE International LLC. BSSI primarily provides operations and maintenance services on U.S. military bases worldwide, and had 1999 revenues totaling $53 million.

     In exchange for 100% of the common stock of BSSI, the Company has received cash proceeds totaling $13,500,000, and currently expects to receive additional cash proceeds totaling approximately $487,000 by June 30, 2000. The total sale price of $13,987,000 was determined through negotiation between the parties. Funds received from this sale were used to pay off all debt previously payable to Mellon Bank, N.A. under the Company's $25 million credit agreement.

     BSSI's assets primarily comprise liquid items consistent with the service-oriented nature of its business. Customer accounts receivable represented 37% of BSSI's total assets as of December 31, 1999. BSSI's remaining assets primarily include cash and cash equivalents, unbilled revenues, supplies inventory, fixed assets, goodwill and long-term investments in operating ventures.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        ----------------------------------

(a)  Not applicable.

(b) The following unaudited pro forma consolidated financial information illustrates the effect that the Company's sale of BSSI would have had on the Company's financial statements, if the transaction had been consummated at an earlier date.

     1.   Pro forma consolidated balance sheet as of March 31, 2000

     2.   Notes to pro forma consolidated balance sheet

     3. Pro forma consolidated statement of income for the year ended December 31, 1999

     4. Pro forma consolidated statement of income for the three-month period ended March 31, 2000

     5.   Notes to pro forma consolidated statements of income

(c) The exhibit identified below is filed herewith as a part of this report. The Company hereby agrees to furnish to the Commission, upon request, a copy of any omitted schedule or exhibit to the agreement identified below.

     Exhibit 10.1       Stock   Purchase   Agreement   by  and  among  SKE
                        International LLC, Michael Baker Corporation and Baker Support Services, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MICHAEL BAKER CORPORATION

Date:  June 15, 2000                /s/ CRAIG O. STUVER
                                    -------------------
                                    Craig O. Stuver
                                    Senior Vice President, Corporate
                                      Controller and Treasurer

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following pro forma consolidated financial information is based on the historical financial statements of Michael Baker Corporation (the "Company") and Baker Support Services, Inc. ("BSSI"), and reflects the pro forma effects of the sale of BSSI. Relevant information regarding the sale, which became effective on June 1, 2000, was provided in Item 2 of this filing.

The pro forma consolidated balance sheet as of March 31, 2000 was prepared as if the sale of BSSI had occurred on that date. The pro forma consolidated statements of income for the year ended December 31, 1999 and the three-month period ended March 31, 2000 were prepared as if the sale had occurred on January 1, 1999.

In the opinion of management, the pro forma financial information presented is not necessarily indicative of the results that would have occurred for the periods presented. The pro forma financial information should be read in conjunction with the historical financial statements of the Company for the year ended December 31, 1999.

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2000
(UNAUDITED--AMOUNTS IN THOUSANDS)
                                                                       PRO FORMA
                                     CONSOLIDATED  LESS-   PRO FORMA    CONSOLI-
                                        BAKER      BSSI   ADJUSTMENTS   DATED
--------------------------------------------------------------------------------
ASSETS
Current Assets
--------------
Cash and cash equivalents              $  3,613      ($207)  $3,684 (1)$  7,504
Receivables                              70,242      5,702               64,540
Cost of contracts in progress and
  estimated earnings, less billings      20,592        976               19,616
Prepaid expenses and other                9,333      1,185                8,148
--------------------------------------------------------------------------------
     TOTAL CURRENT ASSETS               103,780      7,656    3,684      99,808

Property, plant and equipment, net       13,609      1,273               12,336
Goodwill and other intangible
  assets, net                            13,805      1,983               11,822
Other assets                              8,923      5,278                3,645
--------------------------------------------------------------------------------
     TOTAL ASSETS                      $140,117    $16,190   $3,684    $127,611
================================================================================

LIABILITIES
Current Liabilities
-------------------
Accounts payable                       $ 21,457       $550             $ 20,907
Current portion of long-term debt         3,090         --                3,090
Accrued employee compensation            10,527      1,092                9,435
Accrued insurance                         8,357      1,028                7,329
Other accrued expenses                   23,552      3,791    2,501 (2)  22,262
Excess of billings on contracts in
  progress over cost and est. earnings    7,952        107                7,845
--------------------------------------------------------------------------------
     TOTAL CURRENT LIABILITIES           74,935      6,568    2,501      70,868

Long-term debt                           12,677         --  (10,397)(1)   2,280
Other liabilities                         5,909         --                5,909
--------------------------------------------------------------------------------
     TOTAL LIABILITIES                   93,521      6,568   (7,896)     79,057

SHAREHOLDERS' INVESTMENT
Common Stock                              7,181          1        1 (3)   7,181
Series B Common Stock                     1,312         --                1,312
Additional paid-in capital               37,119     22,577   22,577 (3)  37,119
Retained earnings                         3,037    (12,956) (10,998)(4)   4,995
Less - Treasury shares, at cost          (2,053)        --               (2,053)
--------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' INVESTMENT      46,596      9,622   11,580      48,554
--------------------------------------------------------------------------------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' INVESTMENT        $140,117    $16,190  $ 3,684    $127,611
================================================================================

The accompanying notes are an integral part of this financial statement.

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2000
(UNAUDITED)


1. These adjustments reflect the receipt of adjusted sale proceeds totaling $14,081,000, and the payment of all debt payable to Mellon Bank as of March 31, 2000 under Baker's existing credit agreement, with the remainder of $3,684,000 representing an addition to cash and cash equivalents.

2. This adjustment represents the elimination of BSSI's net intercompany balances owed to other Baker affiliates totaling $2,501,000, which were included in BSSI's other accrued expenses balance as of March 31, 2000.

3. These adjustments reflect the elimination of BSSI's common stock and paid-in capital balances as of March 31, 2000, since such balances were already properly eliminated in the Consolidated Baker amounts.

4. This adjustment represents the elimination of BSSI's accumulated deficit, which is already included in the Consolidated Baker amount, and the addition of the gain associated with the sale totaling $1,958,000 (computed as of March 31, 2000).

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999
(UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       PRO FORMA
                                     CONSOLIDATED  LESS-   PRO FORMA    CONSOLI-
                                        BAKER      BSSI   ADJUSTMENTS   DATED
--------------------------------------------------------------------------------
Total contract revenues                $506,012   $53,470              $452,542

Cost of work performed                  465,273    47,285               417,988
--------------------------------------------------------------------------------
     GROSS PROFIT                        40,739     6,185                34,554

Selling, general and administrative
  expenses                               48,914     4,115      798 (1)   45,597
--------------------------------------------------------------------------------
     INCOME/(LOSS) FROM OPERATIONS       (8,175)    2,070     (798)     (11,043)

Other income/(expense):
    Interest income                         155        --                   155
    Interest expense                       (948)       --      455 (2)     (493)
    Other, net                             (273)     (236)                  (37)
--------------------------------------------------------------------------------
     INCOME/(LOSS) BEFORE INCOME TAXES   (9,241)    1,834     (343)     (11,418)

Provision for/(benefit from)
  income taxes                           (1,077)      893     (137)(3)   (2,107)
--------------------------------------------------------------------------------

     NET INCOME/(LOSS)                  ($8,164)     $941    ($206)     ($9,311)
================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic and diluted                8,175,090                       8,175,090
--------------------------------------------------------------------------------

NET LOSS PER SHARE:
     Basic and diluted                   ($1.00)                         ($1.14)
================================================================================

The accompanying notes are an integral part of this financial statement.

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
(UNAUDITED--AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                       PRO FORMA
                                     CONSOLIDATED  LESS-   PRO FORMA    CONSOLI-
                                        BAKER      BSSI   ADJUSTMENTS   DATED
--------------------------------------------------------------------------------
Total contract revenues                $108,295   $14,080              $94,215

Cost of work performed                   93,480    12,346               81,134
--------------------------------------------------------------------------------
     GROSS PROFIT                        14,815     1,734               13,081

Selling, general and administrative
  expenses                               10,928     1,075      169 (1)  10,022
--------------------------------------------------------------------------------
     INCOME FROM OPERATIONS               3,887       659     (169)      3,059

Other income/(expense):
    Interest income                          19        --                   19
    Interest expense                       (400)       --      233 (2)    (167)
    Other, net                             (197)     (112)                 (85)
--------------------------------------------------------------------------------
     INCOME BEFORE INCOME TAXES           3,309       547       64       2,826

Provision for income taxes                1,555       257       26 (3)   1,324
--------------------------------------------------------------------------------

     NET INCOME                          $1,754    $  290      $38      $1,502
================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                            8,188,789                      8,188,789
     Diluted                          8,210,817                      8,210,817
--------------------------------------------------------------------------------

NET INCOME PER SHARE:
     Basic and diluted                    $0.21                          $0.18
================================================================================

The accompanying notes are an integral part of this financial statement.

MICHAEL BAKER CORPORATION, EXCLUDING BAKER SUPPORT SERVICES, INC.
NOTES TO THE PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999, AND
THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
(UNAUDITED)


1. This adjustment represents the addback of Corporate and Business Unit selling, general and administrative expenses allocated to BSSI for the period, under the assumption that such overhead costs would not have been eliminated and therefore would have been reallocated to other divisions of Baker.

2. This adjustment represents a reduction of the interest expense that would have been incurred by Baker due to the assumed payoff of all debt payable to Mellon Bank (as of January 1, 1999) under the credit agreement.

3. This adjustment represents the provision for/(benefit from ) income taxes associated with the adjustments included in notes 1 and 2 above. Such adjustment is computed based upon an estimated combined federal and state statutory tax rate of 40%.

4. In accordance with the SEC's guidelines for the preparation of pro forma income statement information, no pro forma adjustment has been included for the effect of any additional interest income that have been would have been earned by Baker after using the sale proceeds to pay off all its debt payable to Mellon Bank, and investing the remainder. Likewise, no pro forma adjustment has been included for the effect of the gain associated with the sale of BSSI.